EXHIBIT 24
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors of Lee Enterprises, Incorporated, a Delaware corporation (the "Company), hereby severally constitute and appoint each of Mary E. Junck and Carl G. Schmidt, and each of them, to be our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2013 (and any amendments thereto); granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby retifying and confirmation all that such attorneys-in-fact and agents, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.

/s/ Mary E. Junck	/s/ Carl G. Schmidt
Mary E. Junck	Carl G. Schmidt
Chairman, President and Chief Executive Officer	Vice President, Chief Financial Officer and Treasurer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)

Signature	Date

/s/ Richard R. Cole
Richard R. Cole, Director	November 21, 2013

/s/ Nancy S. Donovan
Nancy S. Donovan, Director	November 21, 2013

/s/ Leonard J. Elmore
Leonard J. Elmore, Director	November 21, 2013

/s/ Brent Magid
Brent Magid, Director	November 21, 2013

/s/ William E. Mayer
William E. Mayer, Director	November 21, 2013

/s/ Herbert W. Moloney III
Herbert W. Moloney III, Director	November 21, 2013

/s/ Andrew E. Newman
Andrew E. Newman, Director	November 21, 2013

/s/ Gregory P. Schermer
Gregory P. Schermer, Director	November 21, 2013

/s/ Mark Vittert
Mark Vittert, Director	November 21, 2013